UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2012

CHESAPEAKE LODGING TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-34572	27-0372343
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1997 Annapolis Exchange Parkway, Suite 410 Annapolis, MD		21401
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (410) 972-4140

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On July 10, 2012, Chesapeake Lodging Trust (the “Trust”) and Chesapeake Lodging, L.P. (the “Operating Partnership”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, J.P. Morgan Securities LLC and RBC Capital Markets, LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), pursuant to which the Trust agreed to offer and sell 4,400,000 of its 7.75% Series A Cumulative Redeemable Preferred Shares, par value $0.01 per share (the “Series A Preferred Shares”). The Series A Preferred Shares were offered to the public at a price of $25 per share, and were offered to the Underwriters at a price of $24.2125 per share. Pursuant to the terms of the Underwriting Agreement, the Trust granted the Underwriters a 30-day option to purchase up to an additional 660,000 Series A Preferred Shares to cover overallotments. On July 11, 2012, the Underwriters notified the Trust of their decision to partially exercise their overallotment option to purchase an additional 600,000 Series A Preferred Shares. The Trust estimates that the net proceeds from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Trust, will be approximately $120.8 million, taking into account the Underwriters’ partial exercise of the overallotment option. Robert W. Baird & Co. Incorporated and Deutsche Bank Securities Inc. are co-managers of the offering.

In the Underwriting Agreement, the Trust made certain customary representations, warranties and covenants and agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The closing of the offering is subject to customary closing conditions pursuant to the terms of the Underwriting Agreement.

The Underwriters may, from time to time, engage in transactions with and perform services for the Trust in the ordinary course of their business. Affiliates of certain of the Underwriters have performed investment banking and advisory services for the Trust from time to time for which they have received customary fees and expenses. Affiliates of certain of the underwriters, including Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, RBC Capital Markets, LLC and Deutsche Bank Securities Inc., are lenders under our revolving credit facility and may receive their pro rata portion of amounts repaid from the net proceeds of this offering. The affiliate of Wells Fargo Securities, LLC is the administrative agent, the affiliate of J.P. Morgan Securities LLC is the syndication agent and the affiliate of Deutsche Bank Securities Inc. is the documentation agent for the revolving credit facility. In addition, on July 3, 2012, we entered into a loan agreement with an affiliate of Wells Fargo Securities, LLC, an underwriter for the offering, for a $60 million loan.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 1.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Under the Trust’s Articles of Amendment and Restatement of Declaration of Trust, the Board of Trustees is authorized without further shareholder action to provide for the issuance of up to 100,000,000 preferred shares of beneficial interest. On July 12, 2012, the Trust filed with the Maryland State Department of Assessments and Taxation Articles Supplementary designating 5,060,000 of the Trust’s preferred shares of beneficial interest as “7.75% Series A Cumulative Redeemable Preferred Shares.”

A copy of the Articles Supplementary designating the Series A Preferred Shares is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 3.1.

Item 3.03 Material Modification to Rights of Security Holders.

The Series A Preferred Shares will rank, with respect to rights to receive distributions and to participate in distributions or payments upon liquidation, dissolution or winding up of the Trust, senior to the Trust’s common shares of beneficial interest and any equity securities of the Trust expressly designated as ranking junior to the Series A Preferred Shares, on a parity with any equity securities of the Trust expressly designated as ranking on a parity with the Series A Preferred Shares, and junior to any equity securities of the Trust expressly designated as ranking senior to the Series A Preferred Shares.

As a result, upon issuance of the Series A Preferred Shares, the ability of the Trust to make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment on, any other shares of beneficial interest of the Trust ranking junior to the Series A Preferred Shares will be subject to certain restrictions in the event that the Trust does not declare dividends on the Series A Preferred Shares during any dividend period.

The terms of the Series A Preferred Shares are set forth in the Articles Supplementary to the Trust’s Articles of Amendment and Restatement of Declaration of Trust filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 3.1.

Item 1.01 Entry into a Material Definitive Agreement.

In connection with the offer and sale of the Series A Preferred Shares described above, on July 13, 2012, the Trust, as the sole general partner of the Operating Partnership, executed Amendment No. 1 to the Limited Partnership Agreement of the Operating Partnership (the “Amendment”). The Amendment designated and authorized the issuance of up to 5,060,000 of the Operating Partnership’s 7.75% Series A Cumulative Redeemable Preferred Units (the “Series A Preferred Units”) to the Trust as the general partner of the Operating Partnership. The Series A Preferred Units have economic terms that are substantially similar to those of the Series A Preferred Shares.

The Series A Preferred Units will rank, with respect to rights to receive distributions and to participate in distributions or payments upon liquidation, dissolution or winding up of the Operating Partnership, senior to the common units of limited partnership interest of the Operating Partnership and any partnership units of the Operating Partnership expressly designated as ranking junior to the Series A Preferred Units, on a parity with any partnership units of the Operating Partnership expressly designated as ranking on a parity with the Series A Preferred Units, and junior to any partnership units of the Operating Partnership expressly designated as ranking senior to the Series A Preferred Units.

A copy of the Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The exhibits to this Current Report on Form 8-K are listed on the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2012	CHESAPEAKE LODGING TRUST

	By:	/s/ Graham J. Wootten
Graham J. Wootten
Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated July 10, 2012, by and among the Trust, the Operating Partnership and Wells Fargo Securities, LLC, J.P. Morgan Securities LLC and RBC Capital Markets, LLC, as representatives of the several underwriters named in Schedule 1 thereto

3.1	Articles Supplementary relating to the Series A Preferred Shares

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the Series A Preferred Shares

8.1	Opinion of Hogan Lovells US LLP regarding certain tax matters

10.1	Amendment No. 1 to the Limited Partnership Agreement of Chesapeake Lodging, L.P.

12.1	Computation of Ratio of Earnings to Fixed Charges and Preferred Dividends

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

23.2	Consent of Hogan Lovells US LLP (included in Exhibit 8.1)